Filed Pursuant to Rule 424(b)(3)

Registration No. 333-202386

PROSPECTUS SUPPLEMENT

Dated March 4, 2015

(To Prospectus dated February 27, 2015)

COMMON SHARES, PREFERRED SHARES, DEBT SECURITIES, DEPOSITARY
SHARES, WARRANTS, UNITS

This prospectus supplement amends the prospectus dated February 27, 2015 and filed with the Securities and Exchange Commission on February 27, 2015 (the “Prospectus”). This prospectus supplement should be read together with the Prospectus.

This prospectus supplement is being filed solely to amend page 24 of the Prospectus to add the following sentence following the third full paragraph:

The selling shareholders may also sell common shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated March 4, 2015.